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Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333- ) pertaining to the AmerisourceBergen Corporation 2001 Deferred Compensation Plan and the AmerisourceBergen Corporation 2001 Restricted Stock Plan of our report dated November 7, 2001, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 30, 2002